Exhibit 99.1

Press Release U-STORE-IT TRUST (NYSE — YSI)

U-Store-It will Restate its 2004 and 2005 Financial Statements and Delay the Filing of its 2006 Form 10-K

CLEVELAND, OH — (MARKET WIRE) — 03/01/07 — U-Store-It Trust (the “Company”) (NYSE: YSI) today announced it will restate its 2004 and 2005 Financial Statements and delay the filing of its 2006 Form 10-K

U-Store-It today filed a Form 8-K stating that its previously issued financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as well as the related report of the Company’s independent accountant, should no longer be relied upon due to a classification error in the balance sheet as of December 31, 2005. Approximately $90 million of short-term investments were classified as “cash and cash equivalents” and properly should have been classified as “marketable securities.” The Company does not expect this restatement to have any effect on the results of operations in 2005.

President and Chief Executive Officer Dean Jernigan commented, “It is certainly disappointing to have this management team invest the time and energy on correcting historic misstatements. Particularly in this case, where the item is primarily balance sheet related and we do not believe has any effect on our results of operations. We are fortunate to have a newly assembled finance and accounting team with strong leadership working to finalize our 2006 Form 10-K.”

At December 31, 2005, the Company’s prior management invested a portion of the proceeds from the October 2005 follow-on equity offering into auction rate securities (“ARS”). ARS are securities with stated maturities beyond three months that are priced and traded as short-term investments due to the liquidity provided through the auction mechanism that generally resets interest rates every 7 to 35 days. Although the risk of failure of an auction process is commercially believed to be remote, ARS do not meet the Statement of Financial Accounting Standards No. 95 definition of a cash equivalent and, therefore, require classification as marketable securities.

The Company continued to invest in ARS through February of 2006, at which time all of these investments were liquidated without realizing any gain or loss, and the proceeds were used to acquire self-storage facilities.

The Company continued to use the December 31, 2005 cash and cash equivalents balance in the presentation of its Statements of Cash Flows in its Quarterly Reports on Form 10-Q for each of the first three quarters of 2006. As such, its Quarterly Reports on Form 10-Q for each of the periods ended March 31, June 30, and September 30, 2006 should no longer be relied upon.

In connection with the Company’s filing of its Annual Report on Form 10-K for the year ended December 31, 2006, the Company will be amending and restating its Consolidated Balance Sheet and Consolidated Statement of Cash Flows as of and for the year ended 2005 and its quarterly 2006 Condensed Consolidated Statements of Cash Flows to reflect the auction rate securities held at December 31, 2005 as marketable securities and the purchases and sales of those securities as investing activities.

Dean Jernigan further commented, “Absent this distraction, we are pleased with our start to 2007. We have had positive net rentals thus far in the year and with preliminary January results we believe we are beginning the year in-line with our internal projections. Our operations team has been focused on the implementation of our business plan and we look forward to the completion of our financial audit for 2006.”

As stated in footnote 9 to the Company’s financial statements included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, the Company adopted Staff Accounting Bulletin No. 108 (“SAB 108”) in connection with reporting its financial position and results of operations as of and for the period ended September 30, 2006. As stated in the footnote, the Company increased by approximately $2.5 million its accumulated deficit as of the beginning of 2006 to reflect (i) a change in amortization period of loan procurement costs, (ii) an immaterial accounting error for tenant receivable transactions, and (iii) a change in liability in excess of deposit premiums for workers compensation insurance expense (the “Income Statement Errors”). Under the Company’s methodology for evaluating the materiality of accounting errors prior to adoption of SAB 108, the Company had determined that the Income Statement Errors were immaterial, both individually and in the aggregate, to the Company’s financial statements for prior periods, but were deemed material under the principles in newly-adopted SAB 108. In connection with its adoption of SAB 108, the Company also made an adjustment of approximately $0.7 million to reduce its net loss for the six months ended June 30, 2006 for the effect of the items described above. In light of the discovery of the error in the balance sheet and statements of cash flows for prior periods related to classification of ARS described above, the Company has determined that it is appropriate to restate the financial statements for 2004 and 2005 to properly reflect the impact of the Income Statement Errors in the periods in which such errors occurred. As such, the Company determined that the previously issued financial statements from fiscal years 2005 and 2004, as well as the related reports of the Company’s independent accountant, should no longer be relied upon.

Due to the continuing review of these matters and other matters described in the Form 8-K, the Company will delay the filing of its Annual Report on Form 10-K for the year ended December 31, 2006 beyond March 1, 2007. The Company today filed a Form 12b-25 — “Notification of Late Filing” with the Securities and Exchange Commission. The Company is working diligently to complete the 2006 Form 10-K and believes it will file the 2006 Form 10-K with restated prior years on or before March 16, 2007. However, due to the time of discovery of the matters described, the Company could not complete and file the Form 10-K by its due date without unreasonable effort and expense.

Chief Financial Officer Christopher Marr commented, “Each of these items had been previously disclosed and restated in the third quarter through our early adoption of SAB 108. We firmly believe that, in light of our reclassification of the ARS, we should restate for the period impact of the amounts originally restated in our opening accumulated deficit. We believe that the extension of our 10-K filing until March 16, 2007 will provide us with the time required to appropriately complete our process surrounding the filing of our 2006 Form 10-K. The Company’s public disclosure policy adopted by the Board of Trustees at the initial public offering states that under no circumstances should any meetings with the investment community occur during the period from quarter- or year-end until we release earnings. As such, we are cancelling our attendance at the Global Property 2007 CEO Conference and will reschedule our meetings after we complete our filings.”

Because our assessment and the preparation of our financial statements continue, the accounting matters identified at this stage as well as the potential impact of these matters on our financial statements remain preliminary and are subject to change. As we continue the process of evaluating the above mentioned accounting issues and completing the preparation of our 2006 Form 10-K, these and other material accounting issues may be identified which, individually or in the aggregate, may result in material impairments to assets and/or material adjustments to or restatements of our financial statements.

About U-Store-It Trust

U-Store-It Trust is a self-administered and self-managed real estates investment trust. The Company’s self-storage facilities are designed to offer affordable, easily-accessible and secure storage space for residential and commercial customers. According to the Self-Storage Almanac, U-Store-It Trust is one of the top five owners and operators of self-storage facilities in the United States.

Forward-Looking Statements

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; increases in interest rates and operating costs; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; changes in real estate and zoning laws or regulations; risks related to natural disasters; potential environmental and other liabilities; material weaknesses in internal controls; and other factors affecting the real estate industry generally or the self-storage industry in particular. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business — Risk Factors” in the Company’s Annual Report on Form 10-K, which discuss these and other risks and factors that could cause the Company’s actual results to differ materially from any forward-looking statements.

Contact:

U-Store-It Trust
Christopher P. Marr
Chief Financial Officer
(610) 293-5700